Exhibit 1.01
DASAN ZHONE SOLUTIONS, INC.
CONFLICT MINERALS REPORT
For the Reporting Period
from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (this “Report”) of DASAN Zhone Solutions, Inc. for the year ended December 31, 2016 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on every registrant having conflict minerals that are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. Please refer to the Rule, Special Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this Report, unless otherwise defined herein. This Report does not address any conflict minerals that were “outside the supply chain” prior to January 31, 2013, as any such conflict minerals are exempted under the Rule and Form SD. References in this Report to “we,” “us” and “our” mean DASAN Zhone Solutions, Inc. and our consolidated subsidiaries.
Overview
DASAN Zhone Solutions, Inc. designs, develops and manufactures communications network equipment for telecommunications operators and enterprises worldwide. Our products provide enterprise solutions that enable both network service providers and enterprises to deliver high speed fiber access, while transporting voice, video and data to the end user. We have determined that the Rule applies to our business because necessary conflict minerals are contained in our products.
In accordance with the Rule and Form SD, we have therefore conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any conflict minerals in our products in 2016 originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”) or are from recycled or scrap sources. Based on our RCOI, we have reason to believe that necessary conflict minerals contained in our products may have originated in the Covered Countries, and have reason to believe that such necessary conflict minerals may not be from recycled or scrap sources. Accordingly, we have conducted due diligence on the source and chain of custody of those conflict minerals.
Design of Conflict Minerals Program
We designed our due diligence measures to conform in all material respects with the internationally recognized due diligence framework set forth in The Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and the related Supplements for gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”). The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. We are a downstream supplier, many steps removed from the mining of conflict minerals. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.
Our conflict minerals program has been designed to address each of the five steps in the OECD Guidance due diligence framework as they relate to our position as a "downstream" purchaser in the conflict minerals supply chain, namely:
•Establish strong company management systems: We have established company management systems regarding conflict minerals. In particular, we have established a cross-functional compliance team to execute and manage our conflict minerals program, which comprises representatives from our manufacturing, purchasing and finance departments. This compliance team reports directly to our Chief Financial Officer.
•Identify and assess risks in our supply chain: We have developed and implemented a risk management plan to identify and assess risks in our supply chain. Namely, we identify our tier-1 suppliers and conduct an annual supply chain survey using the Electronic Industry Citizenship Coalition and The Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “EICC/GeSI Form”). We have elected to use the EICC/GeSI Form to elicit supply chain information from our suppliers because (1) it provides information critical to our due diligence efforts (including the conflict minerals contained in the components and materials supplied to us and the identity of smelters and refiners in the supplier’s own supply chain), and (2) it is a commonly used tool across many industries, thus easing the burden on our suppliers. In reviewing all of the diligence data we received (whether from completed EICC/GeSI Forms, responses to our inquiries or otherwise), we assessed the reasonableness of data and checked for the presence of “red flags.” We consider red flags to be obvious indications or circumstances that indicate the supplier disclosure is inaccurate or improper and thus, may not be reliable. Factors we took into account in identifying and assessing supplier risk included the failure of a supplier to respond to our inquiries, inadequacies and inconsistencies in, or incompleteness of, a supplier’s responses, absence of smelter data or sourcing information for suppliers that indicated conflict minerals may be present in their products, or suppliers that indicated conflict minerals in their products may be sourced from Covered Countries.
•Design and implement a strategy to respond to identified risks in our supply chain: We have developed processes to assess and respond to the risks identified in our supply chain. Our cross-functional compliance team manages the due diligence of our supply chain and monitors, tracks and evaluates supplier responses to our due diligence efforts. The primary risks we have identified during our due diligence activities to date relate to the inadequacy of the responses and information received from our suppliers. To address these risks, we are continuing to engage with our suppliers to elicit better information regarding the conflict minerals in our supply chain, and to encourage suppliers to properly complete and return the EICC/GeSI Form.
•Utilize independent third-party audits of smelters and refiners: We do not have direct relationships with any smelters or refiners and accordingly do not directly audit any smelters or refiners in our supply chain. Instead, we rely on the third-party audits of smelters and refiners conducted as part of the EICC/GeSI Conflict-Free Smelter Program. The EICC/GeSI Conflict-Free Smelter Program uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. The smelters and refiners that are found by the EICC/GeSI Conflict-Free Smelter Program to be compliant are those for which the independent auditor has verified that the smelter and/or refiner does not process conflict minerals that have originated from mines in the Covered Countries that directly or indirectly financed or benefited armed groups.
•Report publicly on our supply chain due diligence: We have published our Form SD for calendar year 2016 and this Report on our website at www.zhone.com/investors/financials under the heading “Other SEC Filings,” and have also publicly filed our Form SD for calendar year 2016 (which includes this Report) with the Securities and Exchange Commission.
Due Diligence Performed
To determine whether necessary conflict minerals in our products in 2016 originated in Covered Countries, we contacted tier-1 suppliers based on procurement spend representing approximately 95% of our total expenditures in 2016 on components and materials used in the products that we manufacture, and provided them with a copy of the EICC/GeSI Form to complete and return to us. Follow-up requests were sent to suppliers who did not respond. We then reviewed the responses received to identify risks and determine the country of origin of conflict minerals. Where smelters and refiners were identified by our suppliers, we compared these to the EICC/GeSI Conflict-Free Sourcing Initiative’s standard smelter name list to verify whether the smelters and refiners had been validated by the EICC/GeSI Conflict-Free Smelter Program as legitimate smelters and refiners, and to determine whether the smelters and refiners had been identified as compliant (i.e., that the conflict minerals processed or refined by that smelter or refiner did not directly or indirectly finance or benefit armed groups in Covered Countries).
The primary risks we identified with respect to the reporting period ended December 31, 2016 related to inconsistencies or inadequacies in, or the incompleteness of, suppliers’ responses to the EICC/GeSI Forms, and the associated difficulties in identifying the smelters and refiners in our supply chain.
Future Steps to Mitigate Risk
We intend to continue to take steps to mitigate the risk that our necessary conflict minerals may benefit armed groups and to improve our due diligence processes. Due diligence is an ongoing, proactive and reactive process, and we are continuing to work with our suppliers to identify and prevent or mitigate any risks of adverse impacts associated with conflict minerals. With respect to necessary conflict minerals contained in our products in 2016, we expect to work more closely with our suppliers to better communicate our expectations with respect to conflict minerals sourcing and to improve the quality and detail of their conflict minerals reporting to help us determine the existence and origin of conflict minerals in our supply chain.
Smelters and Refiners
Attached as Appendix A is a list of the smelters and refiners identified to us by our tier-1 suppliers as facilities that process conflict minerals contained in their products that we were able to validate, based on Conflict-Free Sourcing Initiative (“CFSI”) information, as being valid smelters or refiners. Since the majority of our tier-1 suppliers reported smelter and refiner information at the company or division level and not at the product level, we do not know with any certainty that the listed smelters and refiners processed any conflict minerals that were used in the parts and components we purchased. We have determined that requesting our tier-1 suppliers to complete the EICC/GeSI Form represents our reasonable best efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

APPENDIX A

Metal	Smelter / Refiner Name	Country
Gold	Advanced Chemical Company**	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)**	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery**	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.**	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Daejin Indus Co., Ltd.**	KOREA, REPUBLIC OF
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)**	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.**	ITALY
Gold	Geib Refining Corporation**	UNITED STATES
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna**	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.**	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.**	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd**	MALAYSIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat**	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	Samduck Precious Metals**	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH**	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Torecom**	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH**	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Thai Minerals Co., Ltd.**	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company**	VIET NAM
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan**	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**	VIET NAM
Tin	Elmet S.L.U.*	SPAIN
Tin	EM Vinto*	BOLIVIA
Tin	Fenix Metals*	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC**	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.**	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.**	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company**	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Phoenix Metal Ltd.**	RWANDA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Justindo*	INDONESIA
Tin	PT Karimun Mining**	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company**	VIET NAM
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.**	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.**	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	CHINA
Tungsten	Kennametal Fallon**	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

*Smelters or refiners that have been identified by the EICC/GeSI Conflict-Free Smelter Program as “compliant.”
** Smelters or refiners that have been identified by the EICC/GeSI Conflict-Free Smelter Program as "TI-CMC Category A Members Progressing Toward CFSP Validation."